Exhibit 10.2

LIFE INSURANCE

ENDORSEMENT METHOD SPLIT DOLLAR PLAN

AGREEMENT

THIS AGREEMENT is made and entered into effective the 21st day of June, 2005, by and between Greater Bay Bank N.A., a national association (the “Employer”), and James S. Westfall (the “Insured”), and replaces and restates any and all prior agreements and understandings on the subject hereof. This Agreement applies to the following life insurance policies:

Insurer:	Security Life of Denver Insurance Company
New York Life Insurance Company
Lincoln Benefit Life Insurance Company

Policy Number:	911572655
56609164
01N1207070

Policy Owner:	Greater Bay Bank N.A.

Insured:	James S. Westfall

Relationship of Insured to Policy Owner:	Employee

Date of Policy:	September 29, 2004
September 29 2004
September 29, 2004

Trust:	Rabbi Trust for the Employee Supplemental Compensation Benefits Agreement and the Life Insurance Endorsement Method Split Dollar Plan Agreement

The respective rights and duties of the Employer and the Insured in the above-referenced policy shall be pursuant to the terms set forth below. This Agreement and the terms set forth below also shall apply to any other life insurance policy that the Employer designates as being subject to this Agreement in addition to, substitution for or replacement of the above-referenced policy.

I.	DEFINITIONS

Refer to the policy contract for the definition of terms not otherwise defined in this Agreement.

II.	POLICY TITLE AND OWNERSHIP

Title and ownership of the policy shall reside in the Employer or in the Trustee for the Rabbi Trust for the Employee Supplemental Compensation Benefits Agreement and the Life Insurance Endorsement Method Split Dollar Plan Agreement for the use of the Trust, the Insured and the Employer all in accordance with this Agreement. The Employer or the Trustee at the direction of the Employer may, to the extent of the Employer’s or the Trust’s interest, exercise the right to borrow or withdraw on the policy cash values. Where the Employer and the Insured (or assignee, with the consent of the Insured) mutually agree to increase life insurance coverage on the Insured under this Agreement either by the exercise of the right to increase the coverage under the subject policies or by the purchase of a new policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall be subject to the terms of this Agreement. The Employer or the Trustee at the direction of the Employer may sell, surrender or transfer ownership of the policy to the Insurer or any third party, provided that, in the event of any such sale, surrender or transfer prior to the termination of this Agreement, the Employer or the Trustee at the direction of the Employer replaces the policy with a life insurance policy or policies on the life of the Insured providing death benefits that are at least as much as that of the policy being replaced. The rights, duties and benefits of the Trust, the Employer and the Insured with respect to any such replacement policy shall be subject to the terms of this Agreement. At the request of the Employer, the Insured shall take any and all actions that the Employer determines may be reasonably necessary for the sale, surrender or transfer of the policy; the issuance of a replacement policy or policies; and the subjecting of the replacement policy or policies to the terms of this Agreement.

III.	BENEFICIARY DESIGNATION RIGHTS

The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Employer may have in such proceeds, as provided in this Agreement.

IV.	PREMIUM PAYMENT METHOD

The Employer or the Trustee at the direction of the Employer shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force. If the policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement to have been paid by the Employer.

V.	TAXABLE BENEFIT

Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Employer or the Trustee at the direction of the Employer will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.	DIVISION OF DEATH PROCEEDS

Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

A.	If the Insured is employed by the Employer at the time of death, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to the lesser of One Million Five Hundred Thousand Dollars ($1,500,000) or one hundred percent (100%) of the net-at-risk insurance portion of the proceeds from the policy. The net-at-risk insurance portion is the total proceeds of the policy less the cash value of the policy.

B.	If the Insured’s employment with the Employer has terminated by reason of the Insured’s Disability prior to the Insured’s death, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the portion of the proceeds described in Subparagraph VI.A above. The term “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and which:

(a)	Renders the Participant unable to engage in any substantial gainful activity; or

(b)	Results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by a Participating Company for the benefit of its employees.

C.	If the Insured’s employment with the Employer has terminated in connection with a Change in Control prior to the Insured’s death, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the portion of the proceeds described in Subparagraph VI.A above. A termination is “in connection with a Change in Control” if, within two (2) years following the occurrence of a Change in Control (as defined in Paragraph XV): (a) the Insured’s employment with the Employer is terminated by the Employer other than a termination for Cause; or (b) by reason of the Employer’s actions, any adverse and material change occurs in the scope of the Employee’s position, responsibilities, duties, salary, benefits or location of employment; or (c) the Employer causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the Employee’s employment.

D.	If the Insured’s employment with the Employer has been terminated prior to the Insured’s death, either by the Employer without Cause and not in connection with a Change in Control or by the Insured after the earlier of the Insured’s attaining age fifty-nine and one-half (59 1/2) or the date on which the Applicable Percentage (as defined below) becomes one hundred percent (100%), the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the Applicable Percentage of the portion of the proceeds described in Subparagraph VI.A above. The term “Applicable Percentage” shall mean that percentage listed on Schedule “A” attached hereto that is adjacent to the last calendar year end through which the Insured has remained in continuous active employment with the Employer immediately prior to the Insured’s termination of employment with the Employer following the date of this Agreement.

E.	If the Insured’s employment with the Employer has terminated under circumstances that would not entitle the Insured’s beneficiary(ies) to any proceeds from the policy pursuant to Subparagraph VI.A, B, C or D above and the Employer continues to maintain the policy after such termination (and the Employer shall have no obligation to maintain the policy after such termination), then the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to the lesser of Fifty Thousand Dollars ($50,000) or one hundred percent (100%) of the net-at-risk insurance portion of the proceeds from the policy. The net-at-risk insurance portion is the total proceeds of the policy less the cash value of the policy.

F.	The Employer shall be entitled to the remainder of such proceeds.

G.	The Employer and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.	DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

The Employer or the Trust shall at all times be entitled to an amount equal to the policy’s cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Employer or the Trust and any applicable surrender charges.

VIII.	RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

In the event the policy involves an endowment or annuity element, the Employer’s right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy’s cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.	TERMINATION OF AGREEMENT

This Agreement shall terminate upon the occurrence of any one of the following:

A.	The Insured voluntarily terminates his or her employment with the Employer, other than by reason of Disability or a termination in connection with a Change in Control, prior to the earlier of (i) the date on which the Insured attains age fifty-nine and one-half (59 1/2) years and (ii) the date on which the Applicable Percentage (as defined in VI.D above) becomes one hundred percent (100%).

B.	The Employer terminates the Insured’s employment with the Employer for Cause. The term “Cause” shall mean any of the following that has a material adverse effect upon the Employer: (i) the Insured’s deliberate violation of any state or federal banking or securities law; or (ii) the Insured’s deliberate violation of the Bylaws, rules, policies or resolutions of the Employer; or (iii) the Insured’s deliberate violation of the rules or regulations of the California Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors, the Office of the Comptroller of the Currency or any other regulatory agency or governmental authority having jurisdiction over the Employer; or (iv) the Insured’s conviction of any felony; or (v) the Insured’s conviction of a crime involving moral turpitude, fraudulent conduct or dishonest conduct.

Upon such termination, the Insured (or assignee) shall have a ninety (90) day option to receive from the Employer or the Trustee at the direction of the Employer an absolute assignment of the policy in consideration of a cash payment to the Employer, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

A.	The Employer’s and Trustee’s shares of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

B.	The amount of the premiums that have been paid by the Employer or the Trustee at the direction of the Employer prior to the date of such assignment.

If, within said ninety (90) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate and the Insured (or assignee) agrees that all of the Insured’s rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement. Notwithstanding the foregoing, if the Employer continues to maintain the policy after the termination of this Agreement (and the Employer shall have no obligation to maintain the policy after the termination of this Agreement), then, upon the Insured’s death, the Insured’s beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the portion of the proceeds described in Subparagraph VI.E above, and this Agreement shall continue in effect only for the limited purpose of providing such benefit. The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured’s option to receive an absolute assignment of the policy as set forth herein.

Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.	INSURED’S OR ASSIGNEE’S ASSIGNMENT RIGHTS

The Insured may not, without the written consent of the Employer, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.	AGREEMENT BINDING UPON THE PARTIES

This Agreement shall bind the Insured and the Employer, their heirs, successors, personal representatives and assigns.

XII.	ERISA PROVISIONS

The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”):

A.	Named Fiduciary and Plan Administrator.

The “Named Fiduciary and Plan Administrator” of this Endorsement Method Split Dollar Agreement shall be Greater Bay Bancorp until its resignation or removal by the Employer’s Board of Directors. As Named Fiduciary and Plan Administrator, Greater Bay Bancorp shall be responsible for the management, control, and administration of the Split Dollar Plan established herein. The Named Fiduciary and Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

B.	Funding Policy.

The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

C.	Basis of Payment of Benefits.

Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

D.	Claim Procedures.

Claim forms or claim information as to the subject policy can be obtained by contacting Benmark, Inc. (800-544-6079). When the Named Fiduciary or a beneficiary has a claim which may be covered under the provisions described in the insurance policy, he or she should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the Named Fiduciary or beneficiary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check or checks will be issued in accordance with the terms of this Agreement.

In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary or the beneficiary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary or the beneficiary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making an inquiry to the Insurer. All objections to the Insurer’s actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XIII.	GENDER

Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIV.	INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.

XV.	CHANGE IN CONTROL

The term “Change in Control” shall mean the first to occur of any of the following events:

A.	Any “person” (as such term is used in sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of the Employer or of the Employer’s parent bank holding company Greater Bay Bancorp entitled to vote in the election of directors, other than (a) Greater Bay Bancorp or any successor to Greater Bay Bancorp by means of a transaction that is not a Change in Control pursuant to clause (C) of this Paragraph XV, or (b) a group of two or more persons not (1) acting in concert for the purpose of acquiring, holding or disposing of such stock or (2) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Employer which requires the reporting of any change in control. The acquisition of additional stock by any person who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the capital stock of the Employer entitled to vote in the election of directors is not a Change in Control.;

B.	During any period of not more than twelve (12) consecutive months during which Greater Bay Bancorp continues in existence, not including any period prior to the effective date of this Agreement, individuals who, at the beginning of such period, constitute the Board of Directors of Greater Bay Bancorp, and any new director (other than a director designated by a person who has entered into an agreement with Greater Bay Bancorp to effect a transaction described in clause (A), (C) or (D) of this Paragraph XV) whose appointment to such Board of Directors or nomination for election to such Board of Directors was approved by a vote of a majority of the directors then still in office, either were directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of such Board of Directors;

C.	The effective date of any consolidation or merger of the Employer or Greater Bay Bancorp (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than (a) a consolidation or merger of the Employer or Greater Bay Bancorp in which the holders of the voting capital stock of the Employer or Greater Bay Bancorp (whichever entity is participating in the consolidation or merger) immediately prior to the consolidation or merger hold more than fifty percent (50%) of the voting capital stock of the surviving entity immediately after the consolidation or merger or (b) a consolidation or merger of the Employer with one or more other persons that are related to the Employer immediately prior to the consolidation or merger. For purposes of this provision, persons are “related” if one of them owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of the other or a third person owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of each of them.

D.	The sale or transfer of substantially all of the Employer’s assets to one or more persons that are not related (as defined in clause (C) of this Paragraph XV) to the Employer immediately prior to the sale or transfer.

XVI.	AMENDMENT OR REVOCATION

It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Employer.

XVII.	EFFECTIVE DATE

The Effective Date of this Agreement shall be June 21, 2005.

XVIII.	SEVERABILITY AND INTERPRETATION

If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XIX.	APPLICABLE LAW

The validity and interpretation of this Agreement shall be governed by the laws of the State of California, other than those laws denominated choice of law rules and except to the extent that state law is preempted by ERISA or other federal law, and, where applicable, shall be governed by the rules and regulations of the California Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors and the Office of the Comptroller of the Currency.

Executed at Palo Alto, California this 21st day of June, 2005.

GREATER BAY BANK N.A.

/s/ John M. Gatto	By:	/s/ Byron A. Scordelis
Witness		Byron A. Scordelis
President and Chief Executive Officer

/s/ Peggy Hiraoka		/s/ James S. Westfall
Witness		James S. Westfall

SCHEDULE A

End of Year Prior to Termination	Applicable Percentage
12/31/04	0%
12/31/05	0%
12/31/06	0%
12/31/07	0%
12/31/08	0%
12/31/09	20%
12/31/10	40%
12/31/11	60%
12/31/12	80%
12/31/13	100%

BENEFICIARY DESIGNATION FORM

FOR THE LIFE INSURANCE ENDORSEMENT METHOD SPLIT

DOLLAR PLAN AGREEMENT

I.	PRIMARY DESIGNATION

(You may refer to the beneficiary designation information prior to completion.)

A.	Person(s) as a Primary Designation:

(Please indicate the percentage for each beneficiary.)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

B.	Estate as a Primary Designation:

My Primary Beneficiary is The Estate of                                          as set forth in the last will and testament dated the      day of                     ,              and any codicils thereto.

C.	Trust as a Primary Designation:

Name of the Trust:

Execution Date of the Trust:              /              /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

___________________________________________________________________________________________________
___________________________________________________________________________________________________

Is this an Irrevocable Life Insurance Trust?              Yes              No

(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II.	SECONDARY (CONTINGENT) DESIGNATION

A.	Person(s) as a Secondary (Contingent) Designation:

(Please indicate the percentage for each beneficiary.)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

Name Relationship / %

Address:
(Street) (City) (State) (Zip)

B.	Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of                                          as set forth in my last will and testament dated the      day of                     ,              and any codicils thereto.

C.	Trust as a Secondary (Contingent) Designation:

Name of the Trust:

Execution Date of the Trust:              /              /

Name of the Trustee:

Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):

___________________________________________________________________________________________________
___________________________________________________________________________________________________

All sums payable under the Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the Employer in writing.

James S. Westfall	Date